EXHIBIT 99.1

Piedmont Office Realty Trust Reports Second Quarter 2019 Results
ATLANTA, July 31, 2019--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in select sub-markets within eight major Eastern U.S. office markets, today announced its results for the quarter ended June 30, 2019.

Highlights for the Quarter Ended June 30, 2019:

•Reported net income applicable to common stockholders of $8.2 million, or $0.06 per diluted share, for the quarter ended June 30, 2019, as compared with $10.9 million, or $0.09 per diluted share, for the quarter ended June 30, 2018;
•Achieved Core Funds From Operations ("Core FFO") of $0.43 per diluted share for the quarter ended June 30, 2019, as compared with $0.41 per diluted share for the quarter ended June 30, 2018;
•Completed approximately 517,000 square feet of leasing during the quarter ended June 30, 2019, with approximately 45% related to new leasing and a 14.4% and 17.9% roll up in cash and accrual rents, respectively, on executed leases for space vacant one year or less;
•Reported a 5.8% increase in Same Store NOI-Cash Basis as compared to the quarter ended June 30, 2018;
•Acquired Galleria 100, an 18-story, approximately 414,000 square foot, Class A office building located in Atlanta's Cumberland/Galleria sub-market adjacent to two of Piedmont's existing assets;
•Completed the transition to a new Chief Executive Officer, C. Brent Smith, and the reorganization of the senior leadership team.

Commenting on the quarter's results, Brent Smith said, "We delivered solid financial results and experienced strong leasing momentum with growing rents during the second quarter, including approximately 234,000 sf of new tenant leasing. Our portfolio continues to perform extremely well and the synergies of our increased submarket concentrations in areas like Burlington in Boston, Ballston in Northern Virginia, Central Perimeter in Atlanta, and Downtown Orlando are continuing to positively impact Piedmont’s performance as evidenced by this quarter’s 5.8% Same Store NOI -Cash Basis growth. We continue to witness strong demand from tenants in our office buildings located within dense mixed-use nodes that have excellent transportation accessibility and unique amenity offerings.

"Several large leases executed during the quarter exemplify the demand for Piedmont’s well-located assets combined with distinctive placemaking environments. First, we are excited to announce an expanded relationship with VMware, an innovative technology firm headquartered in Palo Alto, with the execution of a 215,000 square foot lease in the Central Perimeter submarket of Atlanta. Furthermore, during the quarter, Piedmont executed its first lease with WeWork, the global shared workspace provider, executing a 71,000 square foot lease in Downtown Orlando and marking the WeCompany’s entrance into the Central Florida market. These buildings in Atlanta, Orlando and across our portfolio provide superior highway and commuter rail access, unique on-site amenities and the world-class work environments that leading businesses seek to attract and retain top workforce talent.

"This quarter we are also very pleased to announce the strategic acquisition of Galleria 100 at an attractive basis with the opportunity to generate further rental rate growth from synergies with our existing holdings within the Atlanta Galleria. In total, the three assets comprise almost 1.3 million square feet in walkable proximity to a vibrant, amenity-rich, high-growth district within the sub-market.” Continuing, Mr. Smith added, "Looking forward, we are excited about Piedmont’s position in the marketplace, the ability to capture meaningful earnings growth through a robust leasing pipeline and the opportunity to recycle mature, non-strategic assets accretively into our target markets. You should expect this management team to increase our focus on specific sub-markets which are dense, mixed-use nodes that are amenity rich, have a growing rental rate profile, and enable Piedmont to have the competitive advantage of being a dominant Class A office provider."

Results for the Quarter ended June 30, 2019

Piedmont recognized net income applicable to common stockholders for the three months ended June 30, 2019 of $8.2 million, or $0.06 per diluted share, as compared with $10.9 million, or $0.09 per diluted share, for the three months ended June 30, 2018. The current quarter's results include $3.2 million of retirement and separation expenses associated with the senior management transition that occurred during the three months ended June 30, 2019.

Funds From Operations ("FFO"), which removes the impact of gains on sales, depreciation, and amortization, was $0.41 per diluted share for both the three months ended June 30, 2019 and 2018. Core FFO, which further removes the $3.2 million of retirement and separation expenses mentioned above, was $0.43 per diluted share for the quarter ended June 30, 2019 as compared with $0.41 per diluted share for the quarter ended June 30, 2018, reflecting higher occupancy levels and increased rental rates during the current quarter.

Total revenues and property operating costs were $130.7 million and $52.4 million, respectively, for the three months ended June 30, 2019, comparable to $129.2 million and $52.6 million, respectively, for the second quarter of 2018.

General and administrative expense was $12.4 million for the second quarter of 2019 compared to $8.3 million for the same period in 2018, reflecting the $3.2 million of retirement and separation expenses mentioned above, as well as $1.2 million of expense related to increased accruals for potential performance-based equity compensation as a result of an increase in the Company's relative stock performance during the current period.

Leasing Update

During the three months ended June 30, 2019, Piedmont completed approximately 517,000 square feet of leasing throughout its markets, with approximately 45% of that activity related to new tenant leases. Highlights of the largest leases executed during the quarter include the following:

•Atlanta: VMware executed a renewal and expansion totaling 215,000 sf at 1155 Perimeter Center West. Also in Atlanta, Bio-Medical Applications of Georgia renewed their approximately 48,000 sf at Galleria 100.

•Orlando: WeWork executed an approximately 71,000 sf new lease at SunTrust Center and SAI Labs I, LLC executed an approximately 30,000 sf new lease at CNL Center I.

•Washington, D.C.: WeWork executed an approximately 29,000 sf new lease at Arlington Gateway.

As of June 30, 2019, the Company's reported leased percentage and weighted average remaining lease term were approximately 93% and 6.4 years, respectively, with approximately 1.2 million sf of executed leases for vacant space yet to commence or under rental abatement. Same Store NOI ("SSNOI") increased 5.8% and 1.9% on a cash and accrual basis, respectively, for the three months ended June 30, 2019 as compared to the three months ended June 30, 2018. The increase in cash basis SSNOI was attributable to increased overall occupancy and the expiration of lease abatements while the increase in accrual basis SSNOI was related to the commencement of leases throughout the portfolio. Details outlining Piedmont's largest upcoming lease expirations, the status of certain major leasing activity including the potential renewal of the State of New York at 60 Broad Street in New York, and a schedule of the largest lease abatement periods can be found in the Company's quarterly supplemental information package available at www.piedmontreit.com.

Transactional Update

During the three months ended June 30, 2019, Piedmont acquired Galleria 100, a 91% leased, 18-story, approximately 414,000 square foot, Class A office building located in Atlanta's Cumberland/Galleria sub-market adjacent to two of Piedmont's existing assets, Galleria 200 and 300. The $95.1 million purchase also included a 1.5 acre developable land parcel.

Third Quarter 2019 Dividend Declaration

On July 31, 2019, the board of directors of Piedmont declared dividends for the third quarter of 2019 in the amount of $0.21 per share on its common stock to stockholders of record as of the close of business on August 30, 2019, payable on September 20, 2019.

Guidance for 2019

Based on management's expectations, the Company has narrowed its previously provided guidance range for full-year 2019 as follows:

(in millions, except per share data)	Low		High
Net Income	$84	-	$85
Add:
Depreciation	107	-	109
Amortization	66	-	68
Less: Gain on Sale of Real Estate Assets	(39)	-	(39)
NAREIT FFO applicable to common stock	$218	-	$223
NAREIT FFO per diluted share	$1.73	-	$1.77

Less: Retirement and Separation Expenses Associated with Senior Management Transition	3	-	3
Core FFO applicable to common stock	$221	-	$226
Core FFO per diluted share	$1.75	-	$1.79

These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections, including the impacts from the disposition of One Independence Square and acquisition of Galleria 100. The guidance ignores the effect of any speculative acquisition or disposition activity. Actual results could differ materially from these estimates based on a variety of factors, particularly the timing of any future acquisitions and dispositions, as well as those factors discussed under "Forward Looking Statements" below.

Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to lease commencements and expirations, abatement periods, the timing of repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying quarterly supplemental information as of and for the period ended June 30, 2019 contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI (cash and accrual basis), Property NOI (cash and accrual basis), EBITDAre, and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included below and in the accompanying quarterly supplemental information.
Each of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release and the accompanying quarterly supplemental information may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations.

Conference Call Information

Piedmont has scheduled a conference call and an audio web cast for Thursday, August 1, 2019 at 11:00 A.M. Eastern daylight time. The live audio web cast of the call may be accessed on the Company's website at www.piedmontreit.com in the Investor Relations section. Dial-in numbers are (877) 407-0778 for participants in the United States and Canada and (201) 689-8565 for international participants. A replay of the conference call will be available through 11 A.M. Eastern daylight time on August 15, 2019, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 51305. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review second quarter 2019 performance, discuss recent events, and conduct a question-and-answer period.

Supplemental Information

Quarterly supplemental information as of and for the period ended June 30, 2019 can be accessed on the Company`s website under the Investor Relations section at www.piedmontreit.com.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in select sub-markets within eight major Eastern U.S. office markets. Its geographically-diversified, almost $5 billion portfolio is currently comprised of approximately 17 million square feet. The Company is a fully-integrated, self-managed real estate investment trust (REIT) with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s (BBB) and Moody’s (Baa2). For more information, see www.piedmontreit.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include whether the Company's robust leasing pipeline will translate into executed leases; whether the Company will be able to recycle mature, non-strategic assets accretively into its target markets; whether the management team will be able to increase its focus on specific sub-markets which are amenity rich, have a growing rental rate profile, and enable Piedmont to have the competitive advantage of being a dominant Class A office provider; and the Company's estimated range of Net Income, Depreciation, Amortization, Gain on Sale of Real Estate Assets, NAREIT FFO/Core FFO and NAREIT FFO/Core FFO per diluted share for the year ending December 31, 2019.

The following are some of the factors that could cause the Company`s actual results and its expectations to differ materially from those described in the Company`s forward-looking statements: Economic, regulatory, socio-economic and/or technology changes (including accounting standards) that impact the real estate market generally, or that could affect patterns of use of commercial office space; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and the specific markets in which we operate; lease terminations or lease defaults, particularly by one of our large lead tenants; adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill resulting therefrom; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; the illiquidity of real estate investments, including regulatory restrictions to which REITs are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future acts of terrorism in any of the major metropolitan areas in which we own properties, or future cybersecurity attacks against us or any of our tenants; costs of complying with governmental laws and regulations; additional risks and costs associated with directly managing properties occupied by government tenants; significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; changes in the method pursuant to which the LIBOR rates are determined and the potential phasing out of LIBOR; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants, including an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough; any change in the financial condition of any of our large lead tenants; changes in the financial condition of our tenants directly or indirectly resulting from the United Kingdom’s referendum to withdraw from the European Union; the effect of any litigation to which we are, or may become, subject; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986 (the “Code”); the future effectiveness of our internal controls and procedures; and other factors, including the risk factors discussed under Item 1A. of Piedmont’s Annual Report on Form 10-K for the year ended December 31, 2018.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research Analysts/ Institutional Investors Contact:
Eddie Guilbert
770-418-8592
research.analysts@piedmontreit.com

Shareholder Services/Transfer Agent Services Contact:
Computershare, Inc.
866-354-3485
investor.services@piedmontreit.com

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets:
Real estate assets, at cost:
Land	$517,479	$507,422
Buildings and improvements	3,154,692	3,077,189
Buildings and improvements, accumulated depreciation	(812,664)	(772,093)
Intangible lease assets	172,212	165,067
Intangible lease assets, accumulated amortization	(92,881)	(87,391)
Construction in progress	13,252	15,848
Real estate assets held for sale, gross	—	159,005
Real estate assets held for sale, accumulated depreciation and amortization	—	(48,453)
Total real estate assets	2,952,090	3,016,594
Cash and cash equivalents	7,748	4,571
Tenant receivables	10,494	10,800
Straight line rent receivables	171,422	162,589
Restricted cash and escrows	1,480	1,463
Prepaid expenses and other assets	33,086	25,356
Goodwill	98,918	98,918
Interest rate swaps	10	1,199
Deferred lease costs, gross	446,458	433,759
Deferred lease costs, accumulated depreciation	(196,339)	(183,611)
Other assets held for sale, gross	—	23,237
Other assets held for sale, accumulated depreciation	—	(2,446)
Total assets	$3,525,367	$3,592,429
Liabilities:
Unsecured debt, net of discount and unamortized debt issuance costs	$1,472,194	$1,495,121
Secured debt, net of premiums and unamortized debt issuance costs	189,782	190,351
Accounts payable, accrued expenses, and accrued capital expenditures	97,502	102,519
Dividends payable	—	26,972
Deferred income	24,641	28,779
Intangible lease liabilities, less accumulated amortization	32,724	35,708
Interest rate swaps	5,549	839
Total liabilities	1,822,392	1,880,289
Stockholders' equity :
Common stock	1,258	1,262
Additional paid in capital	3,687,881	3,683,186
Cumulative distributions in excess of earnings	(1,989,446)	(1,982,542)
Other comprehensive income	1,530	8,462
Piedmont stockholders' equity	1,701,223	1,710,368
Non-controlling interest	1,752	1,772
Total stockholders' equity	1,702,975	1,712,140
Total liabilities and stockholders' equity	$3,525,367	$3,592,429

Number of shares of common stock outstanding as of end of period	125,783	126,219

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	6/30/19	6/30/18	6/30/19	6/30/18
Revenues:
Rental and tenant reimbursement revenue	$125,468	$123,525	$251,634	$247,973
Property management fee revenue	422	382	2,414	691
Other property related income	4,778	5,267	9,556	10,410
Total revenues	130,668	129,174	263,604	259,074
Expenses:
Property operating costs	52,380	52,637	104,185	104,496
Depreciation	26,348	27,115	52,873	54,260
Amortization	18,461	15,245	36,161	31,978
General and administrative	12,418	8,258	21,786	14,810
Total operating expenses	109,607	103,255	215,005	205,544
Other income (expense):
Interest expense	(15,112)	(15,687)	(30,605)	(29,445)
Other income	752	731	1,029	1,177
Loss on extinguishment of debt	—	—	—	(1,680)
Gain on sale of real estate assets	1,451	(23)	39,338	45,186
Total other income/(expense)	(12,909)	(14,979)	9,762	15,238
Net income	8,152	10,940	58,361	68,768
Plus: Net income applicable to noncontrolling interest	1	2	—	4
Net income applicable to Piedmont	$8,153	$10,942	$58,361	$68,772
Weighted average common shares outstanding - diluted	126,491	128,701	126,404	132,432
Net income per share applicable to common stockholders - diluted	$0.06	$0.09	$0.46	$0.52

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
GAAP net income applicable to common stock	$8,153	$10,942	$58,361	$68,772
Depreciation of real estate assets(1)	26,128	26,894	52,437	53,863
Amortization of lease-related costs	18,446	15,229	36,131	31,945
Gain on sale of real estate assets	(1,451)	23	(39,338)	(45,186)
NAREIT Funds From Operations applicable to common stock*	51,276	53,088	107,591	109,394
Retirement and separation expenses associated with senior management transition	3,175	—	3,175	—
Loss on extinguishment of debt	—	—	—	1,680
Core Funds From Operations applicable to common stock*	54,451	53,088	110,766	111,074
Amortization of debt issuance costs, fair market adjustments on notes payable, and discounts on debt	525	545	1,048	1,011
Depreciation of non real estate assets	212	213	420	382
Straight-line effects of lease revenue	(3,223)	(4,806)	(5,906)	(8,279)
Stock-based and other non-cash compensation	2,184	2,513	4,964	2,801
Net effect of amortization of above/below-market in-place lease intangibles	(2,088)	(1,987)	(4,086)	(3,630)
Non-incremental capital expenditures(2)	(9,691)	(10,178)	(13,058)	(18,131)
Adjusted funds from operations applicable to common stock	$42,370	$39,388	$94,148	$85,228
Weighted average common shares outstanding - diluted	126,491	128,701	126,404	132,432
Funds from operations per share (diluted)	$0.41	$0.41	$0.85	$0.83
Core funds from operations per share (diluted)	$0.43	$0.41	$0.88	$0.84

(1) Excludes depreciation of non real estate assets.
(2) Capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was vacant at acquisition, leasing costs for spaces vacant for greater than one year, leasing costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are excluded from this measure.

*Definitions:

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related expenses (that are not capitalized) and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs (that are not capitalized) and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Three Months Ended		Three Months Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018

GAAP net income applicable to common stock	$8,153	$10,942	$8,153	$10,942
Net loss applicable to noncontrolling interest	(1)	(2)	(1)	(2)
Interest expense	15,112	15,687	15,112	15,687
Depreciation	26,340	27,107	26,340	27,107
Amortization	18,446	15,229	18,446	15,229
(Gain)/loss on sale of real estate assets	(1,451)	23	(1,451)	23
EBITDAre*	66,599	68,986	66,599	68,986
Retirement and separation expenses associated with senior management transition	3,175	—	3,175
Core EBITDA*	69,774	68,986	69,774	68,986
General & administrative expenses	9,244	8,258	9,244	8,258
Management fee revenue	(201)	(200)	(201)	(200)
Other income	(56)	(157)	(56)	(157)
Straight line effects of lease revenue	(3,223)	(4,806)
Amortization of lease-related intangibles	(2,088)	(1,987)
Property NOI*	73,450	70,094	78,761	76,887
Net operating income from:
Acquisitions	(3,964)	(432)	(4,621)	(696)
Dispositions	(895)	(4,746)	(895)	(4,240)
Other investments(1)	(246)	(333)	(219)	(298)
Same Store NOI *	$68,345	$64,583	$73,026	$71,653
Change period over period in Same Store NOI	5.8%	N/A	1.9%	N/A

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Six Months Ended		Six Months Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018

GAAP net income applicable to common stock	$58,361	$68,772	$58,361	$68,772
Net loss applicable to noncontrolling interest	—	(4)	—	(4)
Interest expense	30,605	29,445	30,605	29,445
Depreciation	52,858	54,246	52,858	54,246
Amortization	36,131	31,945	36,131	31,945
(Gain)/loss on sale of real estate assets	(39,338)	(45,186)	(39,338)	(45,186)
EBITDAre	138,617	139,218	138,617	139,218
Loss on extinguishment of debt	—	1,680	—	1,680
Retirement and separation expenses associated with senior management transition	3,175	—	3,175	—
Core EBITDA*	141,792	140,898	141,792	140,898
General & administrative expenses	18,611	14,810	18,611	14,810
Management fee revenue	(2,023)	(349)	(2,023)	(349)
Other income	(118)	(388)	(118)	(388)
Straight line effects of lease revenue	(5,906)	(8,279)
Amortization of lease-related intangibles	(4,086)	(3,630)
Property NOI*	148,270	143,062	158,262	154,971
Net operating income from:
Acquisitions	(7,064)	(607)	(8,098)	(959)
Dispositions	(3,747)	(10,173)	(2,510)	(9,086)
Other investments(1)	(285)	(1,325)	(270)	(1,152)
Same Store NOI *	$137,174	$130,957	$147,384	$143,774
Change period over period in Same Store NOI	4.7%	N/A	2.5%	N/A

(1)Other investments consist of our investments in active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current or prior reporting periods. The operating results from Two Pierce Place in Itasca, IL are included in this line item.

*Definitions:

EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for unconsolidated partnerships and joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to unconsolidated joint venture and land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.